Exhibit (a)(1)(v)

Forms of Letters from the Fund

to Investors in Connection with Acceptance of Offers of Tender

UBS Tamarack International Fund, L.L.C.

This letter is being sent to you if you tendered your entire Interest in the Fund.

Dear Investor:

UBS Tamarack International Fund, L.L.C. (the “Fund”) has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal and the manner in which it is being distributed, in accordance with the tender offer.

You have been paid [___]% of the amount requested in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund’s records.

[The balance of your repurchased interest is represented by promissory note[s] being held on your behalf by PNC Global Investment Servicing Inc. One of the promissory notes, in the amount of [__]% of the amount requested, will be paid as cash becomes available to the Fund, and is expected to be paid in full within 60 days of March 31, 2009.] The remaining 10% of the amount requested is [also] represented by a promissory note and reflects a contingent portion of the repurchased interest that is valued based on the unaudited estimated net asset value of the Fund as of March 31, 2009, and is subject to year-end audit adjustments which may cause a change in the value of the contingent portion of the repurchased interest. The promissory note representing the contingent portion will be paid (subject to audit adjustment) within approximately ten days after the conclusion of the 2009 year-end audit, or on such earlier date as the Fund’s Directors may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of February 2010.

Should you have any questions, please feel free to contact the Fund’s Administrator, PNC Global Investment Servicing Inc., at (877) 431-1973.

Sincerely,

UBS Tamarack International Fund, L.L.C.

Enclosure

UBS Tamarack International Fund, L.L.C.

This letter is being sent to you if you tendered a portion of your Interests in the Fund.

Dear Investor:

UBS Tamarack International Fund, L.L.C. (the “Fund”) has received and accepted your tender request. Enclosed is a statement showing the breakdown of your capital withdrawal.

You have been paid [__]% of the amount requested in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund’s records. [The balance of your repurchased interest is represented by a promissory note being held on your behalf by PNC Global Investment Servicing Inc. and will be paid as cash becomes available to the Fund, and is expected to be paid in full within 60 days after March 31, 2009.] You remain an investor with respect to the interest that you did not tender.

Should you have any questions, please feel free to contact the Fund’s Administrator, PNC Global Investment Servicing Inc., at (877) 431-1973.

Sincerely,

UBS Tamarack International Fund, L.L.C.

Enclosure

UBS Tamarack International Fund, L.L.C.

This letter is being sent to you if you tendered Interests in the Fund and the Offer was oversubscribed.

Dear Investor:

UBS Tamarack International Fund, L.L.C. (the “Fund”) has received and accepted approximately [___]% of your tender request.

For the tender period ending Tuesday, March 24, 2009, approximately $[___] of Interests in the Fund were submitted for redemption and theoffer wasoversubscribed. Because of the oversubscription, the Fund will repurchase from you a pro rata portion of the Interests tendered, or approximately [___]% of your requested tender amount, in accordance with the terms of the Fund’s Offer to Purchase. Enclosed is a statement showing the breakdown of your capital withdrawal in accordance with the tender offer.

You have been paid [___]% of the amount owed to you in cash, in accordance with the terms of the tender offer. The funds were wired directly into your UBS Financial Services brokerage account. If you do not have a UBS Financial Services account, the funds were mailed directly in the form of a check to you at your mailing address as listed in the Fund’s records. [The balance of your repurchased interest is represented by a promissory note being held on your behalf by PNC Global Investment Servicing Inc. and will be paid as cash becomes available to the Fund, and is expected to be paid in full within 60 days after March 31, 2009.] Please note that because a portion of your capital remains with the Fund, you are still an investor in the Fund.

As stated in the Offer to Purchase, the Directors of the Fund have the discretion to determine whether the Fund will repurchase Interests from investors from time to time pursuant to written tender offers. If authorized by the Directors, the next tender offer period is expected to commence in September 2009. Investors who wish to have the Fund purchase any Interests not purchased in the tender offer just concluded must re-tender the Interests in a subsequent tender offer.

Should you have any questions, please feel free to contact the Fund’s Administrator, PNC Global Investment Servicing Inc., at (877) 431-1973.

Sincerely,

UBS Tamarack International Fund, L.L.C.

UBS Tamarack International Fund, L.L.C.

This letter is being sent to you if you tendered Interests in the Fund and do not have a brokerage account with UBS Financial Services Inc.

Dear Investor:

UBS Tamarack International Fund, L.L.C. (the “Fund”) has received and accepted your tender request. Enclosed is a check representing your payment, in accordance with the tender offer.

Should you have any questions, please feel free to contact the Fund’s Administrator, PNC Global Investment Servicing Inc., at (877) 431-1973.

Sincerely,

UBS Tamarack International Fund, L.L.C.

Enclosure